UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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PDF SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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PDF SOLUTIONS, INC.

333 West San Carlos Street, Suite 1000

San Jose, California 95110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 26, 2015

Time and Date	10:00 a.m. local time, on Tuesday, May 26, 2015.

Place	PDF Solutions, Inc. corporate headquarters located at 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

Items of Business	(1)

The election of two members of the Board of Directors to hold office until the first annual meeting of stockholders that is held after December 31, 2017, or until each such director’s respective successor is duly elected and qualified.

(2)

The ratification of  the appointment by the Company’s Audit and Corporate Governance Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

(3)	The advisory approval, by non-binding vote, of the compensation of our Named Executive Officers disclosed in this proxy statement.

(4)	To consider such other business as may properly come before the Annual Meeting.

Record Date	You are entitled to vote only if you were a stockholder as of the close of business on April 2, 2015 (the “Record Date”).

Meeting Admission

You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e. in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

Voting

Your vote is very important. Whether or not you expect to attend the Annual Meeting in person, please vote your shares by either (i) completing and returning the enclosed proxy card in the mail; (ii) using the toll-free telephone number on your proxy card, if you are in Canada, Puerto Rico, or the United States; or (iii) using the Internet by following the instructions on your proxy card. If you vote by telephone or Internet, you do not need to return your proxy card.

Hosting of the materials	Our proxy statement, proxy card and annual report to stockholders for the year ended December 31, 2014, are available at http://ir.pdf.com/sec.cfm.

On behalf of our Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors,

/s/ Peter Cohn
PETER COHN
Secretary

San Jose, California

April 13, 2015

TABLE OF CONTENTS

PROXY STATEMENT	1

PROPOSAL NO. 1: ELECTION OF CLASS II DIRECTORS TO THE BOARD	5

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS	9

CORPORATE GOVERNANCE	13

AUDIT AND CORPORATE GOVERNANCE COMMITTEE REPORT	14

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15

PROPOSAL NO.3: ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18

EQUITY COMPENSATION PLAN INFORMATION	20

EXECUTIVE COMPENSATION	20

COMPENSATION COMMITTEE REPORT	31

SUMMARY COMPENSATION TABLE	32

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2014	33

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2014	34

STOCK VESTED IN THE FISCAL YEAR 2014	35

DIRECTOR COMPENSATION	38

PDF SOLUTIONS, INC.

333 West San Carlos Street, Suite 1000

San Jose, California  95110

PROXY STATEMENT

FOR THE

2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 26, 2015

Our Board is soliciting proxies for our 2015 annual meeting of stockholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.

The Board set April 2, 2015, as the record date for the Annual Meeting (the “Record Date”).  Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Annual Meeting, with each outstanding share entitled to one vote.  On the record date, there were 31,451,439 shares of our common stock, $0.00015 par value, outstanding.

Voting materials, which include this proxy statement, a proxy card and the 2014 Annual Report, will be mailed to stockholders on or about April 20, 2015.

In this proxy statement:

●	“We,” “us,” “our,” “PDF,” “PDF Solutions,” and the “Company” refer to PDF Solutions, Inc.;
●	“Annual Meeting” means our 2015 annual meeting of stockholders;
●	“Board” or “Board of Directors” means our Board of Directors; and
●	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Meeting

The Annual Meeting is being held on Tuesday, May 26, 2015, at 10:00 a.m. local time, at the Company’s headquarters located at 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

All stockholders of record who owned shares of our stock as of the Record Date may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

You are receiving a proxy statement and a proxy card from us because you owned shares of our common stock on the Record Date.  This proxy statement describes matters on which we would like you, as a stockholder, to vote.  It also gives you information on these matters so that you can make an informed decision.

If you sign the proxy card, you appoint Dr. John K. Kibarian, our Chief Executive Officer and President, and Gregory C. Walker, our Vice President, Finance and Chief Financial Officer, or either of them, proxies and attorneys-in-fact to represent you at the Annual Meeting.  Dr. Kibarian and/or Mr. Walker will vote your shares at the Annual Meeting as you have instructed them on the proxy card that you return.  Your shares will be voted whether or not you attend the Annual Meeting.  Even if you plan to attend the Annual Meeting, it is a good idea to, in advance of the Annual Meeting, indicate your preferences on the enclosed proxy card, and then date, sign and return your proxy card, or vote your shares by telephone or via the Internet, just in case your plans change and you are unable to attend the Annual Meeting.

Proposals to be Voted on at the Annual Meeting

You are being asked to vote on the following:

(1)

To elect two members of the Board of Directors to hold office until the first annual meeting of stockholders that is held after December 31, 2017, or until such each director’s respective successor is duly elected and qualified.

(2)

To ratify the appointment by the Company’s Audit and Corporate Governance Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

(3)	To approve, by non-binding vote, the compensation of our Named Executive Officers disclosed in this proxy statement.

(4)	To take action on any other business as may properly come before the 2015 Annual Meeting or any adjournments or postponements thereof.

The Board recommends a vote FOR the director nominees and FOR Proposals 2 and 3.

Voting Procedures

You may vote by mail.

To vote by mail, please indicate your preferences on the enclosed proxy card, date and sign your proxy card and return it in the enclosed, postage-prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you have instructed.

You may vote in person at the Annual Meeting.

We will pass out written ballots to any stockholder who attends the Annual Meeting in person and requests to vote in person.  If your shares are held in “street name” and you wish to vote at the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.  Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name.

You may vote by telephone or via the Internet.

If you live in the United States, Puerto Rico, or Canada, you may submit your votes on the proxy by following the “Vote-by-Telephone” instructions on the proxy card.  If you have Internet access, you may submit your proxy from any location in the world by following the “Vote-by-Internet” instructions on the proxy card.

You may revoke your proxy.

If you change your mind after you have returned your proxy card or submitted your proxy by telephone or via the Internet, you may revoke your proxy at any time before the polls close at the Annual Meeting.  You may revoke your proxy by:

●	entering a new vote by telephone, via the Internet or by signing and returning another proxy card at a later date, but before the polls close at the Annual Meeting;
●

providing written notice of the revocation before the Annual Meeting to us at PDF Solutions, Inc., Attention: Corporate Secretary, 333 West San Carlos Street, Suite 1000, San Jose, California, 95110; or

●	voting in person at the Annual Meeting.

Proxy Solicitation

Solicitation of proxies may be made by means of personal calls upon, or telephonic, facsimile or electronic communications with, stockholders or their personal representatives by our directors, officers and employees. Our directors, officers and employees will not receive additional remuneration. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account.  Please sign and return all proxy cards that you have received to ensure that all of your shares are voted.

Quorum Requirement

Shares are counted as “present” at the Annual Meeting if the stockholder either:

●	votes in person at the Annual Meeting; or
●	has properly submitted a proxy card in the mail, or voted by telephone or via the Internet.

The presence (either in person or by proxy) of a majority of our outstanding shares constitutes the quorum required for holding the Annual Meeting and conducting business.

Consequences of Not Returning Your Proxy Card; Broker Non-Votes

If your shares are held in your name, you must return your proxy card in the mail, vote by telephone or via the Internet, or attend the Annual Meeting in person, in order to vote on the proposals.  If your shares are held in “street name” and you do not return your proxy card in the mail, or vote by telephone or via the Internet, your stockbroker may either:

●	vote your shares on routine matters; or
●	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of directors or a proposal submitted by a stockholder).  If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters, but expressly states that the broker is not voting on non-routine matters.  This is called a “broker non-vote.”  Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.  Because the election of directors is done by a plurality of the votes, broker non-votes will not affect the election of directors.

We encourage you to provide specific instructions to your stockbroker by returning your proxy card or voting by telephone or Internet.  This ensures that your shares will be properly voted at the Annual Meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum, but will not be counted either in favor of or against any of the proposals.

Required Vote For the Election of Directors

Assuming a quorum of stockholders is represented either in person or by proxy at the Annual Meeting, the nominees receiving the most votes cast will be elected as the Class II directors.

Tabulation of the Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare, our transfer agent, and delivered to Rochelle Woodward, our General Counsel.  Mrs. Woodward will act as the Inspector of Elections at the Annual Meeting.  The Inspector of Elections also has the responsibility of determining whether a quorum is present at the Annual Meeting.

Those shares represented by the proxy cards received, marked, dated, and signed or represented by votes cast using the telephone or the Internet, and not revoked, will be voted at the Annual Meeting.  If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice.  Any proxy card which is returned unmarked will be voted FOR the director nominees and FOR Proposals 2 and 3, and in any manner that the proxy holders deem desirable for any other matters that come before the Annual Meeting.  Broker non-votes will count as present for purposes of a quorum, but will not be considered as voting with respect to any matter for which the broker does not have voting authority, including the election of a director.

We believe that the procedures to be used by the Inspector of Elections to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

We will announce preliminary voting results at the Annual Meeting.  We will publish the preliminary, or if available, final, voting results in a Current Report on Form 8-K to be filed with the SEC on or before the fourth business day following the date of our Annual Meeting.  If not published in an earlier Current Report on Form 8-K, we will publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the final voting results are known.  You may obtain a copy free of charge from our Internet website at www.pdf.com, by contacting our Investor Relations Department at (408) 283-5606, or through the online EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement.  However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Dr. Kibarian and Mr. Walker to vote on such matters at their discretion.

Proposals for Next Year’s Annual Meeting

To have your proposal included in the proxy statement for the 2016 annual meeting of stockholders, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, you must submit your proposal in writing by the date that is 120 calendar days before the anniversary of the date that this year’s proxy statement is mailed to stockholders.  Thus, assuming that this proxy statement is mailed on or about Monday, April 20, 2015, your proposal for the 2016 annual meeting of stockholders should arrive at the Company’s office by Monday, December 21, 2015. Your proposal should be addressed to us at PDF Solutions, Inc., Attention: Secretary, 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

In addition, our Bylaws provide that a proposal that a stockholder delivers or mails to our principal executive offices not less than 90 days and no more than 120 days prior to the one year anniversary date of this year’s meeting, which will be May 26, 2016 (the “Anniversary Date”), shall be considered timely received, which means any such proposal would need to be delivered or mailed to us between January 26, 2016 and February 25, 2016.  However, our Bylaws also provide that if the date of the annual meeting of stockholders is more than 30 days prior to, or more than 60 days after the Anniversary Date, and less than 60 days notice of the date of the meeting is given to stockholders, to be timely received the proposal must be received from the stockholder not later than the close of business on the 10th day following the date the meeting date was first publicly announced. If you submit a proposal for the 2016 annual meeting of stockholders after February 25, 2016, or, in the circumstances described above, later than the close of business on the 10th day following the date that 2015 annual meeting of stockholders was first publicly announced, then management has the sole discretion to  present the proposal at the meeting, and the proxies for the 2016 annual meeting of stockholders will confer discretion on the management proxy holders to vote for or against your proposal at their discretion.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 26, 2015:

Our proxy materials including our proxy statement, 2014 Annual Report on Form 10-K and proxy card are available on the Internet and may be viewed and printed, free of charge, at http://ir.pdf.com/sec.cfm.

PROPOSAL NO. 1:  ELECTION OF CLASS II DIRECTORS

The Board of Directors, upon recommendation from the Nominating Committee of the Board of Directors, has nominated two candidates for election to the Board this year as Class II directors, Mr. Lucio Lanza and Dr. Kimon W. Michaels.  Detailed information about the nominees is provided below.

Nominees for the Class II Directors

The Company’s amended and restated bylaws (our “Bylaws”) provide that the number of directors shall be established by the Board or the stockholders of the Company.  The Company’s amended and restated certificate of incorporation provides that the directors shall be divided into three classes, with each class serving for staggered, three-year terms and one class being elected at each year’s annual meeting of stockholders.  The Board has set the number of Directors at six, consisting of three Class I directors, two Class II directors and one Class III director. One of the Class I director seats is currently vacant.

The Class II directors elected at the Annual Meeting will hold office until the first annual meeting that is held after the fiscal year ending December 31, 2017, or until such director’s successor has been duly elected and qualified.  The terms of the Class I and Class III directors will expire at the annual meeting of stockholders next following the fiscal years ending December 31, 2016, and December 31, 2015, respectively. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled.  If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominee named below.  In the event that the Company’s nominee becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill such vacancy.  It is not expected that the nominees listed below will be unable or will decline to serve as directors. The Class II nominees listed below include Mr. Lanza and Dr. Michaels, who presently serve as directors of the Company; all of whom have consented to serve a three-year term.

 Certain individual experience, qualifications, attributes and skills of the below named directors that led the Board to conclude that each should be re-nominated or nominated, as the case may be, as a director are described in  the biographies below. The information below was provided by the nominees and the continuing Class I and Class III directors with unexpired terms. There is no family relationship between the continuing directors, executive officers and the Class II nominees.

Nominees for Class II Directors:

Lucio Lanza

Age	70

Director Since; Class	1995; Class II

Business Experience and Education

Mr. Lanza is the Managing Director of Lanza techVentures, an early stage venture capital and investment firm, which he founded in January 2001, and the 2014 recipient of the Phil Kaufman Award for Distinguished Contributions to Electronic Design Automation (EDA). Since 2008, he has been a general partner and the chief technology strategist of Radnorwood Capital, LLC, and an investor in public technology companies. Mr. Lanza served as a non-executive director of ARM Holdings PLC from December 2004 to May 2010, and serves on the board of directors of several private companies. From August 2010 to March 2015, Mr. Lanza was a member of the board of Harris & Harris Group, a publicly traded venture capital company.  Mr. Lanza received a doctorate in electronic engineering from Politecnico of Milan.

Board Committee Memberships	Chairman of the Board since April 2004. Member of the Audit and Corporate Governance Committee since September 2006.

Qualifications & Attributes

Mr. Lanza’s extensive operating history in the industry and detailed knowledge of the Company, combined with his experience as a chairman and director of numerous publicly traded and private semiconductor companies, serves the Company well in his role as our Chairman and as a director.

Kimon W. Michaels, Ph.D.

Age	49

Director Since; Class	1995; Class II

Business Experience and Education

Dr. Michaels, one of our founders, has served as our Vice President, Products and Solutions since July 2010. Dr. Michaels served as our Vice President, Design for Manufacturability from June 2007 through June 2010. Prior to that, Dr. Michaels served as our Vice President, Field Operations for Manufacturing Process Solutions from January 2006 through May 2007. From March 1993 through December 2005, he served in various vice presidential capacities at PDF. He also served as Chief Financial Officer from November 1995 to July 1998. Dr. Michaels received a B.S. in Electrical Engineering, an M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.

Board Committee Memberships	None

Qualifications & Attributes

Dr. Michaels provides the Board with unique insight regarding Company-wide issues as an executive of the Company in various leadership capacities and levels of operations, and as a co-founder of the Company. This experience provides the Board with invaluable insight into Company operations.

Continuing Class I Directors:

R. Stephen Heinrichs

Age	68

Director Since; Class	2005; Class I

Business Experience and Education

Mr. Heinrichs is currently a private investor and President of New California Ventures, LLC, an early-stage private fund for companies and ideas related to California State University, Fresno and the San Joaquin Valley. Most recently, he served as a director of Avistar Communications Corporation from December 1997 through June 2013, and of Catapult Communications Corporation from September 2005 through June 2009, when the company was acquired by Ixia. Mr. Heinrichs also served as a director and was the audit committee chairman of Artisan Components, Inc. from January 2003 through 2005, when the company was acquired by ARM Holdings PLC. Prior to his retirement in 2001, Mr. Heinrichs served as Chief Financial Officer of Avistar Communications Corporation, a company he co-founded. Mr. Heinrichs received a B.S. in Accounting from California State University Fresno.

Board Committee Memberships	Chairman of the Audit and Corporate Governance Committee since August 2005. Member of the Compensation Committee and Nominating Committee since October 2008.

Qualifications & Attributes

Mr. Heinrichs received his Certified Public Accountant license in December 1971 and has over 40 years of experience in finance and operations through positions he has held with various companies in public accounting and as a corporate officer. The Board has determined that Mr. Heinrichs is the audit committee’s “audit committee financial expert” based on his knowledge and understanding of generally accepted accounting principles and financial statements; experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues relevant to those of the Company; and an understanding of internal control over financial reporting. This financial experience is beneficial to the Company and to Mr. Heinrichs’ role as the Chairman of the Audit and Corporate Governance Committee.

Joseph R. Bronson

Age	66

Business Experience and Education

Mr. Bronson is currently Principal and Chief Executive Officer of The Bronson Group, LLC, which provides financial and operational consulting services, and is a Strategic Advisor to Cowen & Co., a New York City based investment bank. He also serves on the boards of directors of Maxim Integrated Products, Inc., Jacobs Engineering Group Inc., SDC Materials, and Ryan Herco Flow Solutions. Prior to his affiliation at Cowen & Co., from May 2011 to March 2014, he was affiliated with GCA Savvian, LLC, as an Advisory Director. From January 2009 to March 2010, Mr. Bronson served as the Chief Executive Officer of Silicon Valley Technology Corporation, a private company that provides technical services to the semiconductor and solar industries. Prior to that, from August 2007 to October 2008, Mr. Bronson served as President and Chief Operating Officer of Sanmina-SCI, a worldwide contract manufacturer, and also served on Sanmina-SCI's board of directors from August 2007 to January 2009. Mr. Bronson also served as a senior executive at Applied Materials, Inc. from 1984 through 2004, being the Chief Financial Officer from 1998 to 2004. Mr. Bronson holds a B.S. in accounting from Fairfield University and an M.B.A. in financial management from The University of Connecticut.

Board Committee Memberships	Chairman of the Compensation Committee and member of the Audit and Corporate Governance and Nominating Committees since May, 2014.

Qualifications & Attributes

Mr. Bronson has extensive experience in finance and operations through positions he has held with various companies, including as President and Co-Chief Executive Officer of FormFactor, Inc., a manufacturer of advanced semiconductor wafer probe cards, between 2004 and 2007 and 21 years at Applied Materials in senior level operations management, concluding with the positions of Executive Vice President and Chief Financial Officer. Mr. Bronson is also a Certified Public Accountant in the State of New York, a member of the American Institute of Certified Public Accountants and a Series 7 and Series 63 Investment Advisor registered at FINRA. This financial experience is beneficial to the Company and, combined with Mr. Bronson’s extensive knowledge of the industry and operations, enables him to provide valuable strategic input to the Company.

 Continuing Class III Director:

John Kibarian, Ph.D.

Age	51

Director Since; Class	1992; Class III

Business Experience and Education

Dr. Kibarian is one of our founders and has served as our President since November 1991 and our Chief Executive Officer since July 2000. Dr. Kibarian received a B.S. in Electrical Engineering, an M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.

Board Committee Memberships	None

Qualifications & Attributes

Being a leader of the Company since its founding, Dr. Kibarian brings to our Board an extraordinary understanding of our Company’s business, history and organization. Dr. Kibarian’s training and education as an engineer, together with his day-to-day leadership and intimate knowledge of our business and operations, helps the Board in developing and executing the Company’s long-term strategy.

Vote Required

If a quorum is present at the Annual Meeting, the nominees receiving the highest number of affirmative votes will be elected as Class II directors for the three-year term following the Annual Meeting. Unless marked otherwise, proxies received will be voted FOR the election of the nominees.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES INDICATED ABOVE.

MEETINGS OF THE BOARD OF DIRECTORS AND ATTENDANCE

Board Meetings in 2014	5

Board Committees	Audit and Corporate Governance
Compensation
Nominating

Total Committee Meetings in 2014	11 (the number of meetings held by each committee is set forth below)

Director Attendance in 2014

Each Board member attended 75% or more of the meetings of the Board and the committees on which he served, held during the period for which he was a director or committee member. At our 2014 annual meeting of stockholders, all directors were present either in person or by telephone. All directors are expected to attend the 2015 Annual Meeting.

BOARD COMMITTEES

The following table provides additional information regarding the committees of our Board of Directors during fiscal 2014:

Name of Committee and Members	Principal Functions of the Committee	Number of Meetings in Fiscal 2014
Audit and Corporate Governance Committee Mr. Heinrichs (Chair) Mr. Lanza Dr. Caulfield* Mr. Bronson**	● Recommends the engagement of the independent registered public accounting firm. ● Monitors the effectiveness of our internal and external audit efforts. ● Monitors and assesses the effectiveness of our financial and accounting organization and the quality of our system of internal accounting controls. ● Oversees all aspects of the Company’s corporate governance functions on behalf of the Board and makes recommendations on corporate governance issues. ● Committee charter posted at http://www.pdf.com/ir-governance.	5

Compensation Committee Dr. Caulfield (Chair)* Mr. Bronson (Chair)** Mr. Heinrichs Mr. Lanza***	● Establishes and administers our policies regarding annual executive salaries and cash incentives and long-term equity incentives. ● Assists with the administration of our stock incentive and purchase plans. ● Committee charter posted at http://www.pdf.com/ir-governance.	6

Nominating Committee Dr. Yu (Chair)**** Mr. Lanza (Chair)*** Dr. Caulfield* Mr. Bronson** Mr. Heinrichs	● Identifies, reviews and evaluates candidates to serve as directors. ● Makes other recommendations to the Board regarding affairs related to the directors of the Company. ● Committee charter posted at http://www.pdf.com/ir-governance.	—

____

* Dr. Caulfield was a member of the Audit and Corporate Governance and Nominating Committees and Chairman of the Compensation Committee through May 14, 2014.

** Mr. Bronson has been a member of the Audit and Corporate Governance and Nominating Committees and Chairman of the Compensation Committee since May 27, 2014.

*** Mr. Lanza has been a member of the Compensation Committee and Chairman of the Nominating Committee since May 27, 2014.

**** Dr. Yu was a member of the Compensation Committee and Chair of the Nominating Committee through May 27, 2014.

 In addition to the Board and committee meetings noted above, the Board and certain of the committees also acted by unanimous written consent in the conduct of its business.

COMPENSATION COMMITTEE

As summarized above, and as more fully set forth in the charter to the Compensation Committee approved by the Company’s Board of Directors, the Compensation Committee has the authority to determine the amount and form of compensation paid to the Company’s executive officers, officers, employees, consultants and advisors and to review the performance of such persons in order to determine appropriate compensation, as well as to establish the Company’s general compensation policies and practices and to administer plans and arrangements established pursuant to such policies and practices. The Committee will also periodically review and make recommendations to the Board as to compensation for the non-employee directors of the Board.  We have included a more detailed discussion of the Company’s executive compensation program, its objective and the process we undergo to set and review our compensation determinations starting on page 20 of this proxy statement. In addition, page 13 of this proxy statement includes the Compensation Committee’s risk management review of the Company’s compensation policies and practices in fiscal year 2014 under the heading “Risk Assessment of Compensation Policies.”  Each member of the Compensation Committee is an independent director under applicable NASDAQ listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 as amended (the “Exchange Act”).

The Committee has exclusive authority to determine the amount and form of compensation paid to the Company’s Chief Executive Officer, and to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate the Chief Executive Officer in a manner consistent with its determinations.  With respect to “executive officers” (as defined in Rule 3b-7 under the Exchange Act) and “officers” (as defined in Rule 16a-1(f) under the Exchange Act) of the Company, other than the Company’s Chief Executive Officer (“Other Executive Officers”), the Committee has authority to determine the amount and form of compensation paid to the Other Executive Officers, and to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate the Other Executive Officers in a manner consistent with its determinations. Except as set forth below, the Compensation Committee retains and does not delegate any of its power to determine matters of executive and director compensation, although it may from time to time delegate its authority on the matters with regards to non-officer employees and consultants of the Company to our Chief Executive Officer and other appropriate Company supervisory personnel.

The Compensation Committee also has authority to select, engage, compensate and terminate compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist the Compensation Committee in carrying out its responsibilities and functions as set forth herein. In 2014, the Compensation Committee retained the services of Compensia, Inc., an independent compensation consultant, only in connection with non-employee director compensation. The independent consultant provided services by providing the Compensation Committee advice and recommendations on competitive market practices and specific compensation decisions for non-employee directors. Compensia provided no other services to the Company in 2014.

NOMINATING COMMITTEE EVALUATION OF BOARD NOMINEES

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. If any member of the Board does not wish to continue in service, if the Board decides not to re-nominate a member for re-election or if the Board decides to increase the size of the Board, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the philosophy explained below. Current members of the Nominating Committee are polled for suggestions as to individuals meeting the philosophy of the Nominating Committee. To date, the Company has not engaged third parties to identify, evaluate or assist in identifying potential nominees, but the Company may in the future retain a third party search firm.

Once the Nominating Committee has identified a prospective nominee or if it has received a recommendation from a stockholder, the Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating Committee concerning the prospective candidate, as well as the Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee’s background and experience. The Nominating Committee then evaluates the prospective nominee, taking into account the following:

●	the independence of the proposed director within the meaning of the listing standards of The Nasdaq Stock Market;
●	diversity of experience and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our Board of Directors or its committees; and
●	current composition of the Board, the balance of management and independent directors.

In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Nominating Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees.

Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director in accordance with Section 2.5 of the Bylaws at the following address:

Board of Directors (or Nominating Committee, or name of individual director)

PDF Solutions, Inc.

Attention: Secretary

333 West San Carlos Street, Suite 1000

San Jose, California 95110

DIRECTOR INDEPENDENCE

The Company has adopted standards for director independence in accordance with NASDAQ Listing Rules and SEC rules.  An “independent director” means a person, other than an officer or employee of the Company or its subsidiaries, or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  To be considered independent, the Board must affirmatively determine that neither the director nor an immediate family member has had any direct or indirect material relationship with the Company within the last three years.

The Board considered relationships, transactions or arrangements with each of the directors, including relationships and transactions discussed in “Certain Relationships and Related Transactions,” in this proxy statement and concluded that none of the current non-employee directors has any relationships with the Company that would impair his independence.  The Board has determined that each member of the Board, other than Dr. Kibarian and Dr. Michaels, is an independent director under applicable NASDAQ Listing Rules and SEC rules.  Dr. Kibarian and Dr. Michaels did not meet the independence standards because they are employees of the Company.

The Board has determined that:

●	all directors who serve on the Audit and Corporate Governance, Compensation, and Nominating Committees are independent under the NASDAQ Listing Rules and SEC rules; and
●

all members of the Audit and Corporate Governance Committee meet the additional independence requirement and they do not directly or indirectly receive compensation from the Company other than their compensation as directors.

The independent directors meet regularly in executive sessions without the presence of the non-independent directors or members of the Company’s management, and in any event, not less than twice per year during regularly scheduled Board meeting days and from time to time as they deem necessary or appropriate.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure

The Board has determined that the positions of Chairman of the Board and Chief Executive Officer should be held by different persons. In addition, the Board believes that the Chairman should not be an employee. Since April 2004, our Chairman has been Lucio L. Lanza. The Chairman of the Board is responsible for coordinating the Board’s activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the Chief Executive Officer as necessary or appropriate). The Board believes this leadership structure has enhanced the Board’s oversight of, and independence from, Company management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance compared to a combined Chairman/Chief Executive Officer leadership structure.

Board Role in Risk Oversight

The Board of Directors plays a significant role in providing oversight of the Company’s management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of the Company’s enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit and Corporate Governance Committee primary responsibility for the oversight of risk related to the Company’s financial statements and processes and responsibility for the oversight of risk related to the Company’s corporate governance practices. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to (1) the Company’s compensation policies and practices and (2) administering the Company’s equity compensation plan(s). Each committee reports regularly to the Board with respect to such committee’s particular risk oversight responsibilities.

RISK ASSESSMENT OF COMPENSATION POLICIES

The Compensation Committee, with the assistance of management, conducted a risk assessment of the Company’s compensation policies and practices in fiscal year 2014 and concluded that they do not motivate imprudent risk taking. In this regard, the Company notes that:

●	the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards Company goals;
●	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;
●	the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value;
●	the Company’s compensation programs are weighted towards cash, and the equity component does not promote unnecessary risk taking; and
●

the Company’s compensation is limited to reasonable and sustainable levels, as determined by a review of the Company’s economic position and prospects, as well as the compensation offered by comparable companies.

The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model.  Based on this assessment, the Board concluded that it has a balanced pay and performance program that does not promote excessive risk taking.

CORPORATE GOVERNANCE POLICES

The Company provides information on its website about its corporate governance policies, including the Company’s Code of Ethics, which applies to all employees, officers and directors, including the Company’s principal executive officer and principal financial officer, and charters for the three standing committees of the Board (Audit and Corporate Governance, Compensation, and Nominating).  These materials can be found at www.pdf.com under the “Governance” link on the “Investor” tab. The Company’s website address provided is not intended to function as a hyperlink, and the information on the Company’s website is not, and should not be considered, part of this proxy statement and is not incorporated by reference herein.

Investors may also request free printed copies of the Code of Ethics and committee charters by sending inquiries to us at PDF Solutions, Inc., Attention: Investor Relations, 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

The Company’s policies and practices reflect corporate governance initiatives that are compliant with NASDAQ continued listing requirements and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

●	a majority of the Board are independent as defined in the NASDAQ Listing Rule 5605(a)(2);
●

all members of the standing committees of the Board (the Audit and Corporate Governance Committee, the Compensation Committee and the Nominating Committee) are independent as the term is defined under the NASDAQ Listing Rules;

●	the independent members of the Board meet at least twice per year in execution sessions without the presence of management;
●

the Company has an ethics hotline available to all employees, and the Company’s Audit and Corporate Governance Committee has procedures for the anonymous submission of employee complaints on accounting, internal controls, auditing or other related matters; and

●

the Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer, as well as to members of the Board

Stockholders Communications

Our Board welcomes all communications from our stockholders.  Stockholders may send communications to the Board or any director of the Board in particular, at the following address: PDF Solutions, Inc., Attention: Investor Relations, 333 West San Carlos Street, Suite 1000, San Jose, California 95110.  Any correspondence addressed to the Board or to any one of our directors of the Board sent in care of our corporate offices is reviewed by our Investor Relations department and presented to the Board at its regular meetings.

AUDIT AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Audit and Corporate Governance Committee of our Board is composed of three independent directors and operates under a written charter adopted by the Board of Directors.  The members of the Audit and Corporate Governance Committee are Mr. Heinrichs (Chair), Mr. Bronson, and Mr. Lanza. Each of the members of the Audit and Corporate Governance Committee is independent as defined by the NASDAQ Listing Rules.  In addition and based on the background, education, qualification and attributes summarized in this proxy statement, our Board has determined that both Mr. Heinrichs and Mr. Bronson qualify as an “audit committee financial expert” as defined by SEC rules.

Our Board has adopted a written charter for the Audit and Corporate Governance Committee which governs the Audit and Corporate Governance Committee’s functions and responsibilities. The Audit and Corporate Governance Committee reviews and reassesses the adequacy of this charter at least once per year and makes recommendations to the Board regarding changes or amendments the Audit and Corporate Governance Committee deems appropriate.

The Audit and Corporate Governance Committee, subject to stockholder ratification, appoints the accounting firm to be engaged as the Company’s independent registered public accounting firm.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon.  Management is responsible for our internal controls and the financial reporting process.  The Audit and Corporate Governance Committee is responsible for monitoring, overseeing and assessing the effectiveness of these processes.

The Audit and Corporate Governance Committee held five meetings during the fiscal year ended December 31, 2014.  The meetings were designed to facilitate and encourage communication between the Audit and Corporate Governance Committee, management and our independent registered public accounting firm PricewaterhouseCoopers LLP.  Management represented to the Audit and Corporate Governance Committee that our consolidated financial statements were prepared in accordance with GAAP.  The Audit and Corporate Governance Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2014 with management and the independent registered public accounting firm.

The Audit and Corporate Governance Committee discussed with the independent registered public accounting firm the adequacy of the Company’s internal control system, financial reporting procedures and the matters required to be discussed by Auditing Standards No. 16, Communications with the Audit Committees, as adopted by the Public Company Accounting Oversight Board.

 The Audit and Corporate Governance Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.  Additionally, the Audit and Corporate Governance Committee has discussed with PricewaterhouseCoopers LLP the issue of its independence from PDF Solutions, Inc.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit and Corporate Governance Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC.:

R. Stephen Heinrichs, Chair
Joseph R. Bronson
Lucio L. Lanza

April 13, 2015

The information contained in the Audit and Corporate Governance Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934 and, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Audit and Corporate Governance Committee Report shall not be deemed to be incorporated by reference into any such filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

PROPOSAL NO. 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Corporate Governance Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015.  In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy.

Even if the selection is ratified, the Audit and Corporate Governance Committee in its discretion may select a different registered public accounting firm at any time to be the independent registered public accounting firm for the fiscal year ending December 31, 2015, if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of PwC is expected to be present at the Annual Meeting.  This representative will have an opportunity to make a statement and will be available to respond to questions.

Principal Accountant Fees and Services

The table below shows the fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for 2014 and 2013, and fees billed for other services rendered by PwC for those periods:

Fee Category	Fiscal 2014 Fees	Fiscal 2013 Fees
Audit Fees (1)	$964,300	$888,400
Audit-Related Fees	$-	$-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$964,300	$888,400

(1)	Represents the aggregate fees for professional services rendered in connection with the annual audit of financial statements, internal controls over financial reporting, and statutory audit.

Policy on Audit and Corporate Governance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Corporate Governance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by PwC. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to an initial estimated budget. PwC and Company management are required to periodically report to the Audit and Corporate Governance Committee regarding the extent of services provided by PwC in accordance with this pre-approval, and the fees performed to date. The Audit and Corporate Governance Committee may also pre-approve particular services on a case-by-case basis.

All services provided by PwC during the fiscal years ended December 31, 2013 and 2014 were approved by the Audit and Corporate Governance Committee in accordance with our pre-approval policy and applicable SEC regulations.

Required Vote

So long as a quorum is present (in person or by proxy) at the Annual Meeting, a majority of the votes cast at the Annual Meeting is required to approve this proposal.  Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the advisory approval of PriceWaterhouseCoopers LLP as Company’s independent registered public accounting firm, as disclosed in this proxy statement.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

PROPOSAL NO. 3:  ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION

At our 2011 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to the Company’s compensation program of our Named Executive Officers (a “say-on-pay”) be presented to the Company’s stockholders every year.  Our Board of Directors adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are requesting your advisory approval of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 20 to 38 of this proxy statement.

As more fully described in this proxy statement under the heading “Compensation Discussion and Analysis,” the Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, to reward officers’ individual performance against objectives that achieve the Company’s strategy and the creation of long-term value for stockholders and to provide a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking. Accordingly, the compensation of our Named Executive Officers is based in large part upon the financial achievement of the Company.

We believe we utilize a well-proportioned mix of security-oriented compensation, retention benefits and at-risk compensation which produces both short-term and long-term performance incentives and rewards.

The Compensation Committee and the Board of Directors believe that the design of our executive compensation program, and hence the compensation awarded to our Named Executive Officers under the current program, fulfills the objectives set forth above.

We encourage you to carefully review the “Compensation Discussion and Analysis” of this proxy statement for additional details on our executive compensation, including PDF’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our Named Executive Officers in fiscal year 2014.

We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this proxy statement.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the 2014 compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The results of your approval are advisory, which means the outcome of this proposal is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors.

Required Vote

So long as a quorum is present (in person or by proxy) at the Annual Meeting, a majority of the votes cast at the Annual Meeting is required to approve this proposal.  Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the advisory approval of the Company’s compensation of our Named Executive Officers, as disclosed in this proxy statement.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth the beneficial ownership as of April 2, 2015, of (i) each person known to us to be the beneficial holder of more than 5% of our outstanding common stock, (ii) each director and each director nominee, (iii) each Named Executive Officer identified in the Summary Compensation Table on page 32 of this proxy statement, and (iv) all executive officers and directors as a group.  Except as otherwise indicated, the address for each person listed as a director or executive officer is c/o PDF Solutions, Inc., 333 West San Carlos Street, Suite 1000, San Jose, California 95110.  The Company has relied upon information provided to the Company by its directors and Named Executive Officers and copies of documents sent to the Company that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)(2)
5% Stockholders:
John K. Kibarian	2,512,474	8.0

T. Rowe Price Associates, Inc. (3)	2,072,161	6.6
100 E. Pratt Street
Baltimore, Maryland 21202

FMR LLC (4)	2,050,626	6.5
245 Summer Street
Boston, MA 02210

BlackRock Inc. (5)	1,786,977	5.7
55 East 52nd Street
New York, NY 10022

Directors, Nominees and Named Executive Officers:
John K. Kibarian	2,512,474	8.0
Kimon W. Michaels (6)	1,542,174	4.9
Lucio L. Lanza (7)	690,949	2.2
R. Stephen Heinrichs (8)	245,383	*
Gregory C. Walker (9)	23,163	*
Cornelis (Cees) Hartgring (10)	28,627	*
Joseph R. Bronson (11)	2,034	*
KwangHyun (KH) Kim	—	—

All directors and executive officers as a group (8 persons) (12)	5,044,804	16.0

* Less than 1%.

(1)

Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned also includes ownership of which the named person has the right to acquire, through conversion, option and warrant exercise or otherwise, within 60 days after April 2, 2015.

(2)

Percentage of beneficial ownership is based on 31,451,439 shares outstanding as of April 2, 2015.  For each named person, the percentage ownership includes beneficial ownership which the person has the right to acquire within 60 days after April 2, 2015, as described in Footnote 1.  However, such beneficial ownership shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person.

(3)

Based solely on the Schedule 13G Amendment No. 11 filed on February 11, 2015 (the “T. Rowe Price 13G Amendment”). These securities are owned by various individual and institutional investors including T. Rowe Price Associates, Inc. (which owns 2,072,161 shares, representing 6.6% of the shares outstanding as of filing of the T. Rowe Price 13G Amendment), of which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)

Based solely on the Schedule 13G Amendment No. 4 filed on February 13, 2015 (the “FMR 13G Amendment”). The FMR 13G Amendment indicates that FMR LLC is a parent holding company for Fidelity Management & Research Company (“Fidelity”), who is the beneficial owner of 2,050,626 shares, which represents 6.5% of our outstanding common stock, and has sole dispositive control over such shares.

(5)

Based solely on the Schedule 13G Amendment No. 1 filed by BlackRock, Inc. on February 2, 2015 ( the “BlackRock 13G”). The BlackRock 13G indicates that BlackRock, Inc. has s sole voting power over 1,722,658 shares, and sole dispositive power over 1,786,977 shares, which represents 5.7% of our outstanding common stock.

(6)

Includes 49,812 shares issuable to Dr. Michaels’ spouse upon the exercise of stock options vested as of April 2, 2015, and 2,247 shares issuable upon the exercise of stock options and the vesting of restricted stock units that will vest within 60 days after April 2, 2015. Excludes 63,694 shares held by Dr. Michaels’ spouse as separate property.

(7)

Includes 330,312 shares issuable upon the exercise of stock options vested as of April 2, 2015, and 12,288 shares issuable upon the exercise of stock options and the vesting of restricted stock units that will vest within 60 days after April 2, 2015. Includes 121,170 shares owned by Lanza techVentures, an early stage venture capital and investment firm of which Mr. Lanza is the managing director.

(8)

Includes 204,507 shares issuable upon the exercise of stock options vested as of April 2, 2015, and 5,266 shares issuable upon the exercise of stock options and the vesting of restricted stock units that will vest within 60 days after April 2, 2015.

(9)

Includes 1,677 shares issuable to Mr. Walker upon the exercise of stock options vested as of April 2, 2015, and 11,456 shares issuable upon the exercise of stock options and the vesting of restricted stock units that will vest within 60 days after April 2, 2015.

(10)

Includes 3,750 shares issuable upon the exercise of stock options vested as of April 2, 2015, and 12,266 shares issuable upon the exercise of stock options and the vesting of restricted stock units that will vest within 60 days after April 2, 2015.

(11)	Includes 1,017 shares issuable upon the exercise of stock options and the vesting of restricted stock units that will vest within 60 days after April 2, 2015.
(12)

Consists of 5,044,804 shares held by our directors and executive officers, as a group, of which 605,058 shares are issuable upon the exercise of stock options and the vesting of restricted stock units vested as of April 2, 2015, and 44,540 shares issuable upon the exercise of stock options and the vesting of restricted stock units that will vest within 60 days after April 2, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Limitation of Liability and Indemnification Matters

As permitted by the Delaware General Corporation Law, we have included a provision in our amended and restated certificate of incorporation to eliminate the personal liability of our officers and directors for monetary damages for breach or alleged breach of their fiduciary duties as officers or directors, other than in cases of fraud or other willful misconduct.

In addition, our Bylaws provide that we are required to indemnify our officers and directors even when indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have entered into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware general corporation law. The indemnification agreements require us to indemnify our officers and directors against liabilities that may arise by reason of their status or service as officers and directors other than for liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain our directors’ and officers’ insurance if available on reasonable terms. We have filed our forms of indemnification agreement on the SEC’s website at www.sec.gov. We have obtained directors’ and officers’ liability insurance in amounts comparable to other companies of our size and in our industry.

Other Transactions

We have granted options to some of our officers and directors.  Please see “Executive Compensation” and “Director Compensation” in this proxy statement.  We have also entered into acceleration agreements with certain of our officers and directors.  Please see “Potential Payments Upon Termination or Change-in-Control” and “Director Compensation” in this proxy statement.

Review, Approval or Ratification of Transactions with Related Persons

Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors, its officers, its employees, and members of their respective families.  While we do not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, the Company’s Code of Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to our compliance officer.  In addition, each officer and director is expected to identify to the Secretary, by means of an annual director questionnaire, any transactions between the Company and any person or entity with which the director may have a relationship that is engaged or about to be engaged in a transaction with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, the “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock.  Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  During the fiscal year ended December 31, 2014, one Form 4 filing for each of Drs. Michaels and Hartgring and Mr. Walker were filed 28 days late in connection with satisfying the Company’s withholding obligations upon the vesting of restricted stock units held by them. Based on our review of copies of the reports on the Section 16(a) forms received or filed by us with the SEC with respect to the fiscal year ended December 31, 2014, and the written representations received from the reporting persons, except as indicated in the forgoing sentence, we believe that all Reporting Persons complied with all applicable filing requirements under Section 16(a) of the Exchange Act.

 EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014, about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders (1)	2,342,542		$ 7.64	5,115,431	(2)(3)
Equity Compensation Plans Not Approved by Stockholders	7,500	(4)	$ 8.92	—
Total	2,350,042			5,115,431

(1)

When the Company’s 2001 Stock Plan expired in 2011, the Company was no longer able to grant awards under the 2001 Stock Plan and the Company adopted, and the stockholders approved, the 2011 Stock Incentive Plan. For a description of these plans, see Note 7 to our Consolidated Financial Statements in the Form 10-K filed with SEC on March 2, 2015.

(2)

Includes 1,151,689 shares available for issuance under the 2001 Employee Stock Purchase Plan (as amended the “ESPP”). The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years, equal to the lesser of 675,000 shares, 2% of our outstanding common stock on the last day of the immediately preceding fiscal year, or such amount as is determined by our Board.  At the annual meeting of stockholders on May 18, 2010, our stockholders approved an amendment to the ESPP to extend it through May 17, 2020.

(3)	Includes 3,963,742 shares available for issuance pursuant to stock options and restricted stock units under the 2011 Stock Plan.
(4)

Consists of the Stock Option/Stock Issuance Plan that was assumed by us upon the acquisition of IDS Software Systems, Inc.  Stock options granted under the plan generally vest with respect to 25% of the shares subject to the option one year after the date of grant and then 1/48 of the shares subject to the option each month thereafter.  Options generally expire 10 years after the grant date.  The vesting for certain options is accelerated upon a change in control.

EXECUTIVE COMPENSATION

Introduction

This Compensation Discussion and Analysis (the “CD&A”) describes and analyzes the compensation program during the fiscal year ended December 31, 2014, for: (a) our principal executive officer; (b) our principal financial officer; and (c) our three other executive officers who were serving as executive officers on December 31, 2014. Collectively, these were our “Named Executive Officers” or “NEOs” for 2014:

●	John K. Kibarian, Ph.D., our Chief Executive Officer and President;
●	Gregory C. Walker, Vice President, Finance, and Chief Financial Officer;
●	Cornelis (Cees) Hartgring, Ph.D., our Vice President, Client Services and Sales;
●	Kimon W. Michaels, Ph.D., our Vice President, Products and Solutions; and
●	KwangHyun (KH) Kim, our Vice President, Business Development, PDF Solutions Semiconductor Technology, Korea Limited.

This CD&A contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Compensation Governance

We endeavor to maintain good governance standards in our executive compensation program, as reflected by the following policies and practices that were in effect in 2014:

●

CEO Compensation.  In part due to his request, which is based on a desire to conserve cash for other purposes, including funding the business and compensating other employees, Dr. Kibarian did not receive an increase to his base salary or an annual cash bonus for many years. The amount of his salary increases since 2012 and cash bonus awards since 2013 were modest. Also in response to his request, which is based on a desire to conserve equity for other purposes, including granting awards to other employees, Dr. Kibarian has not received an equity award since 2003.  As a significant stockholder, Dr. Kibarian’s interests are already strongly aligned with the interests of our other stockholders.

●

Independence.  The Compensation Committee of our Board of Directors develops, reviews and approves each element of executive compensation. The Compensation Committee is comprised solely of independent directors. Additionally, pursuant to its Charter, the Compensation Committee has the authority to engage a compensation consultant and other advisers as it deems appropriate or necessary to support it in fulfilling its responsibilities.

●	No Perquisites. We do not provide perquisites or other personal benefits to our executives officers.

●	No Tax Gross-Ups. We do not provide tax gross-ups or other tax reimbursement payments to our executive officers.

●

Severance and Change in Control Agreements. Except in the case of Mr. Walker, which contains a double-trigger acceleration provision, as described below, we have not entered into any agreement with our NEOs in connection with the commencement of, or during, their employment with us that provides for severance payments or other special benefits upon the future termination of their employment or any payments or other special benefits in the event of a termination of employment in connection with a change of control of the Company.

●

Exclusive Decision-Making Power. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although our Chief Executive Officer and the Company’s Human Resources department periodically present compensation and benefit recommendations to the Compensation Committee. The Compensation Committee considers, but independently evaluates whether or not to accept, management’s recommendations with respect to NEO compensation.

●

Periodic Review. The Compensation Committee, in connection with management, regularly reviews our executive compensation policies, practices and programs, including the mix of elements within our executive compensation program and the allocation between short-term and long-term compensation and cash and non-cash compensation, to ensure that our executive officers are compensated in a manner that is consistent with competitive market practice and sound corporate governance principles, and that rewards them for performance tied to the Company’s primary business objective of delivering sustained high-performance to our customers and stockholders.

●

Risk Mitigation.  The Compensation Committee regularly considers how the primary elements of our executive compensation program could encourage or mitigate excessive risk-taking, and has structured our program to mitigate risk by rewarding performance tied to several reasonable business objectives, and avoiding incentives that could encourage inappropriate risk-taking by our NEOs

Executive Compensation Objectives

The design and operation of our executive compensation program reflect the following objectives, established by our Compensation Committee, with a strong emphasis on tying NEO pay to Company performance:

●	to emphasize performance-based compensation that is progressively weighted with seniority level;

●	to align our NEOs’ interest with long-term stockholder value;

●	to attract and retain talented leadership; and

●	to maintain an executive compensation program that encourages our NEOs to adhere to high ethical standards.

Elements of Our Executive Compensation Program

Performance-Based Compensation

In April 2012, in connection with its annual assessment of the Company’s compensation policies and practices, the Compensation Committee adopted the Pay for Performance Compensation Program as further described below, which we refer to as the “PPCP”.  The purpose of the PPCP is to provide a standard mechanism pursuant to which the Compensation Committee may implement and administer the annual pay-for-performance component of our executive compensation program, to drive performance of the Company and its affiliates and operating units, and to align, motivate and reward eligible employees by making a portion of their equity and cash compensation dependent on the achievement of certain performance goals related to such Company performance.

Equity awards and cash bonuses awarded pursuant to the PPCP are based on the attainment of performance goals, which may include corporate and strategic business objectives, a participant’s individual performance and contribution to the Company, and/or any other factor deemed appropriate by the Compensation Committee.  The Compensation Committee is authorized to establish performance period or periods pursuant to the PPCP (which are typically the Company’s fiscal year, but may include, without limitation, multiple fiscal years or any other period longer than one fiscal year or shorter than one fiscal year), performance goals for each performance period and, in the Compensation Committee’s sole discretion, a target equity award and/or cash bonus amount for each participant.  Performance goals and target amounts are established, and may be modified, by the Compensation Committee at any time, as determined appropriate in the Compensation Committee’s sole discretion.  Corporate objectives may include one or more objective measurable performance factors, including, but not limited to, the following: (i) operating income; (ii) earnings before income taxes, depreciation, amortization and restructuring (“EBITDAR”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) debt or debt-to-equity; (xiii) accounts receivable; (xiv) writeoffs; (xv) cash; (xvi) assets; (xvii) liquidity; (xviii) operations; (xvix) product development; (xx) regulatory activity; (xxi) management; (xxii) human resources; (xxiii) corporate governance; (xxiv) information technology; (xxv) business development; (xxvi) strategic alliances, licensing and partnering; (xxvii) mergers and acquisitions or divestitures; and/or (xxviii) financings, each with respect to the Company and/or one or more of its affiliates or operating units.  The Compensation Committee has reserved the right, in its sole discretion, to increase, reduce or eliminate the amount of an equity award or cash bonus otherwise payable to a participant with respect to any performance period. No equity award will be approved and no cash bonus will be payable with respect to any performance period until the applicable results have been verified by the Compensation Committee and the Compensation Committee otherwise determines that the underlying terms and conditions of the program have been satisfied.

Each year, the Compensation Committee intends to approve calendar year performance periods under the PPCP and to pay cash incentive bonuses earned for each such calendar year performance period, if any, to each NEO on or before March 15th of the following year and to grant annual equity awards earned for each such calendar year performance period, if any, in May of the following year, based on achievement of the applicable performance goals for the calendar year performance period. Any such equity award will be 25% vested upon issuance, with the remaining 75% of the equity award subject to service-based vesting such that it shall vest in equal installments on each annual anniversary of the grant date for the three years following the grant date.

Other Elements of Executive Compensation

The other elements of our executive compensation program, the specific philosophy behind each element, the basis for the Compensation Committee’s decisions regarding each element, and the objectives of our program that each element fulfills, are described below.

Objective
Element	Philosophy Statement	Basis for Compensation Decisions; Pay-for- Performance Criteria	Reward Long-term Performance	Attract & Retain	Align to Stockholder Value	Adhere to High- Ethical Standards
Base Salary	We provide a base salary to our NEOs as a significant element of their overall compensation to recruit and retain experienced executives.	Base salary takes into account the NEO’s qualifications, experience, prior salary, and competitive salary information based on competitive market data as described below.		X		X

Annual Discretionary Cash Incentive Bonus	We provide an annual incentive cash bonus, payable in the sole discretion of the Compensation Committee, to reward our NEOs for individual and Company performance.

After the end of each year, the Compensation Committee reviews the Company’s performance and the individual NEO’s performance for the preceding fiscal year taking into consideration such factors as leadership qualities, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value.

			X	X	X	X

Annual Discretionary Long-Term Equity Incentive Awards

We provide annual discretionary long-term equity incentive awards, which may consist of a mix of stock options and restricted stock or restricted stock unit awards (“Restricted Stock”), with vesting based on continued service with the Company to align our NEOs’ interests with those of our stockholders.

The Compensation Committee considers an NEO’s relative job scope, the value of such NEO’s outstanding long-term equity incentive awards, individual and Company performance history, prior contributions to the Company, the size of prior awards, and competitive market data as described below.

			X	X	X	X

Objective
Element	Philosophy Statement	Basis for Compensation Decisions; Pay-for- Performance Criteria	Reward Long-term Performance	Attract & Retain	Align to Stockholder Value	Adhere to High- Ethical Standards
Stock Options

We grant stock options to our NEOs with exercise prices based on the fair market value of the Company’s common stock on the date of grant, which ties the value of the stock option directly to our future financial performance, to provide further incentives to our NEOs to increase the value of our common stock and to create retention incentives.

		The Compensation Committee considers the same general criteria as described above for long-term equity incentive awards.	X	X	X	X

Restricted Stock or Stock Unit Awards	We grant Restricted Stock to reduce potential dilution to our stockholders, and to provide strong equity-based retention incentives to our NEOs.	The Compensation Committee considers the same criteria as described above for long-term equity incentive awards.	X	X	X	X

Health and Welfare Benefits and Retirement Benefits	We provide industry-standard programs to provide for the health, welfare and retirement planning of our NEOs, including life insurance equal to the lesser of $200,000 or twice base salary.	The Compensation Committee has determined that our NEOs may participate on the same terms in the same programs that are available to all employees.		X

2014 Compensation Decision-Making Process and Results

Process

Generally, around the first quarter of each fiscal year, the Compensation Committee reviews the previous year’s performance of each of our NEOs and the Company. Our Compensation Committee relies upon the judgment of its members in making compensation decisions, reviewing the performance of the Company and carefully evaluating each NEO’s performance during the year against leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value. Also, while the Compensation Committee may consider competitive market compensation paid by peer companies, as further described below, in assessing the reasonableness of compensation, the Compensation Committee does not attempt to achieve and maintain a certain target percentile within a peer group or otherwise rely entirely on that data to determine NEO compensation. Instead, the Compensation Committee maintains the flexibility in its assessment and decision-making process to respond to and adjust for the evolving business environment. The Compensation Committee strives to achieve an appropriate mix between equity incentive awards and cash payments to meet the objectives of our executive compensation program and may consider such data in its compensation decisions, however no particular apportionment goal is set.

We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our NEOs to deliver superior performance (as well as their actual ability to do so) and to retain them to continue their careers with the Company on a cost-effective basis. The Compensation Committee discusses our Chief Executive Officer’s compensation package with him, but makes decisions with respect to his compensation without him present. Our Compensation Committee reports to our Board of Directors on the major items covered at each Compensation Committee meeting.

The Compensation Committee believes our executive compensation programs are effectively designed and working well in alignment with the interests of our stockholders and are instrumental to achieving our business strategy.  As has been the case in the past, the Compensation Committee will consider any stockholder concerns and feedback on its executive compensation programs that it receives.  We have held advisory stockholder votes on executive compensation four times to date, beginning with the annual meeting on November 16, 2011. Each time, more than 90% of the shares that voted at our annual meetings of stockholders approved our NEOs’ compensation as described in the proxy statements for each such meeting.  The Compensation Committee has considered the overwhelming support from our stockholders at prior meetings when making executive compensation decisions the next year.   Further, consistent with the results of our stockholder vote regarding the frequency of future advisory votes on executive compensation, which was also held on November 16, 2011, the Company intends to hold an advisory vote on the compensation of our NEOs every year until the next required vote on the frequency of advisory votes on the compensation of NEOs. However, when considering the frequency of future advisory votes on executive compensation, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation less frequently.

Role of Compensation Committee Consultant

The Compensation Committee is authorized to retain the services of compensation consultants and other advisors from time to time, as it sees fit, in connection with its oversight of, and decisions related to, the Company’s executive compensation program. In 2014, the Compensation Committee retained the services of Compensia, Inc., an independent compensation consultant, only in connection with non-employee director compensation. The independent consultant provided the Compensation Committee advice and recommendations on competitive market practices and specific compensation decisions for non-employee directors. Compensia provided no other services to the Company in 2014.

Use of Competitive Data

To assess the competitiveness of our executive compensation for 2014, the Compensation Committee took into account competitive market compensation paid by other companies based on market data obtained from Radford High-Tech Executive Surveys.  The peer group, which was selected by the Compensation Committee in February 2014, included 15 companies, each of which: (1) were business or labor market competitors in the semiconductor intellectual property or electronic design automation industries or were small fabless or semiconductor capital equipment manufacturers; and (2) generated 2013 revenues between $50 million and $199 million, except for Quicklogic, which had revenues between $10 million and $49.9 million, and Rambus, Rudolph and Tessera which generated revenues between $200 million and $499 million.  This peer group was comprised of the following companies:

Ambarella	Imagination MIPS Technologies	QuickLogic
Cascade Microtech	Intermolecular	Rambus, Inc.
DTS	MaxLinear	Rudolph Technologies
Exar	Mindspeed Technologies	Supertex
FormFactor	PLX Technology	Tessera Technologies

Our Compensation Committee believes that peer group comparisons provide a useful framework to measure the competitiveness of our compensation practices. The Compensation Committee understands that no two companies are exactly alike, and it maintains the discretion to set levels of NEO compensation above or below levels paid by our peers based upon factors such as individual performance, an NEO’s level of experience and responsibilities, individual discussions with the NEO, and our compensation budget. The Compensation Committee intends to review our peer group at least annually and make adjustments to its composition as necessary.

Base Salaries

Our NEOs’ base salaries are reviewed annually and adjusted in the discretion of the Compensation Committee based on factors such as an NEO’s promotion or other significant change in responsibilities, sustained individual and Company performance and competitive market data. In 2014, the Compensation Committee considered competitive market data obtained from Radford described above.

To continue toward more closely aligning his salary with the competitive market data discussed above, the Compensation Committee decided to increase the base salary of Dr. Kibarian by $17,500, which was effective in May 2014.  Despite all other NEOs’ positive and sustained individual performance throughout the year, the Compensation Committee decided that their base salaries were already in line with the competitive market data discussed above and, accordingly, made no changes to their base salaries. No change was made to Mr. Kim’s annual salary due to the fact that it was set in connection with the commencement of his employment in February 2014. The base salary paid to each NEO in 2014 is set forth in the “Summary Compensation Table” below.

Pay for Performance Compensation Program

In February 2013, the Compensation Committee set the pay-for-performance component of our executive compensation program as it applied to 2013 by establishing the 2013 calendar year as a performance period under the PPCP and picking preliminary goals for the 2013 calendar period. In April 2013, the Committee finalized the specific revenue and non-GAAP profitability goals, and determined that 50% of each NEO’s total annual equity opportunity and 50% of each NEO’s total annual cash incentive bonus opportunity would be subject to the achievement of the goals under the PPCP set forth below for the 2013 calendar year (the remaining annual equity opportunity and annual cash incentive bonus opportunity is described in “Annual Discretionary Long-Term Equity Incentive Awards” and “Annual Discretionary Incentive Bonuses” on page of 27 and 28 of this Proxy Statement):

Percent of 2013		2013 Company Goals
PPCP Compensation	Measure	Threshold (30% payout)	Target (75% Payout)	Maximum (100% Payout)
50%	Revenue Growth (year-over-year)	≥ 12% (≥$100M in 2013)	≥15% (≥$103M in 2013)	≥18% (≥$106M in 2013)
50%	EBITDAR Profitability(1)	>20% of revenue	>30% of revenue	>38% of revenue

(1)

EBITDAR means the Company’s non-GAAP, pre-tax net income, excluding stock-based compensation, depreciation, amortization of acquired intangibles and restructuring charges. For fiscal year 2013, we reported revenues of $101,453,000 and GAAP net income of $20,929,000 and calculated EBITDAR of $39,658,000.  EBITDAR is calculated as GAAP net income of $20,929,000 adjusted by $6,693,000 of stock-based compensation, $74,000 of amortization of acquired intangibles, $197,000 of restructuring charges, $1,385,000 of depreciation expense and 10,380,000 of income tax expense.

In February 2014, the Compensation Committee reviewed the Company’s 2013 performance against the specific goals described above.  The Company’s performance met the “threshold” revenue goal, with year-over-year revenue growth equal to 13.3%, and the “maximum” EBITDAR goal, with a 2013 EBITDAR of 39.1%. As a result, the Compensation Committee awarded annual incentive bonuses under the PPCP related to 2013 performance to Drs. Kibarian, Michaels and Hartgring, and Mr. Walker in the amount of $85,313, $70,688, $84,500 and $71,663, respectively.   In May 2014, the Compensation Committee granted annual equity awards under the PPCP for the 2013 performance period to Dr. Hartgring and Mr. Walker in the amount of 4,875 restricted stock units each. The Compensation Committee did not award any equity (i) in general in 2014 to Drs. Kibarian or Michaels due to each NEO’s significant ownership in the Company from their history as a founder of the Company and their corresponding, existing alignment with stockholders in general, as well as a desire on the part of both NEOs to reserve the stock pool for awards to other employees and consultants, and (ii) in the Company annual refresh/merit equity award cycle in May 2014 to Mr. Kim because he received an equity award in April 2014 in connection with the commencement of his service with the Company.   The amount of cash incentive bonuses earned by our NEOs in connection with performance under the PPCP for the 2013 performance period is set forth in the “Summary Compensation Table” below and the amount of, and the vesting schedules for, equity awards granted to our NEOs in 2014 are set forth below in the “Grants of Plan-Based Awards for Fiscal Year 2014” table.

In February 2014, the Compensation Committee set the  pay-for-performance component of our executive compensation program as it applied to 2014 by establishing the 2014 calendar year as a performance period under the PPCP, establishing specific revenue and non-GAAP profitability goals for the 2014 calendar year period, and determining that 50% of each NEO’s total annual equity opportunity and 50% of each NEO’s total annual cash incentive bonus opportunity would be subject to the achievement of the goals under the PPCP set forth below for the 2014 calendar year (the remaining annual equity opportunity and annual cash incentive bonus opportunity is described in “Annual Discretionary Long-Term Equity Incentive Awards” and “Annual Discretionary Incentive Bonuses” on page of 32 of this Proxy Statement):

Percent of 2014		2014 Company Goals
PPCP Compensation	Measure	Threshold (30% payout)	Target (75% Payout)	Maximum (100% Payout)
50%	Revenue Growth (year-over-year)	≥ 5.47% (≥$107M in 2014)	≥8.42% (≥$110M in 2014)	≥12.378% (≥$114M in 2014)
50%	EBITDAR Profitability(1)	>25% of revenue	>32.5% of revenue	>42.5% of revenue

(1)

EBITDAR means the Company’s non-GAAP, pre-tax net income, excluding stock-based compensation, depreciation, amortization of acquired intangibles and restructuring charges. For fiscal year 2014, we reported revenues of $100,163,000 and GAAP net income of $18,462,000 and calculated EBITDAR of $40,496,000.  EBITDAR is calculated as GAAP net income of $18,462,000 adjusted by $8,547,000 of stock-based compensation, $31,000 of amortization of acquired intangibles, $57,000 of restructuring charges, $2,010,000 of depreciation expense and $9,497,000 of income tax expense.

In February 2015, the Compensation Committee reviewed the Company’s 2014 performance against the specific goals described above.  The Company’s performance did not meet any of the revenue goals, with year-over-year revenue growth equal to 4.6%; however, the “maximum” EBITDAR goal was achieved, with a 2014 EBITDAR of 42.6%. As a result, the Compensation Committee awarded annual incentive bonuses under the PPCP related to 2014 performance to Drs. Kibarian, Michaels and Hartgring, and Messrs. Walker and Kim in the amount of $68,906, $54,375, $65,000, $55,125, and $64,131, respectively.   The Compensation Committee has not yet granted annual equity awards under the PPCP for the 2014 performance period, however, based on the above described review and the Company results for 2014, in our annual refresh/merit equity award cycle in May 2015, the Compensation Committee expects to grant equity awards under the PPCP for the 2014 performance period to Dr. Hartgring and Mr. Walker in the amount of 3,750 and 3,250 restricted stock units, respectively. As of the date of this Proxy Statement, the Compensation Committee had not yet decided the amount of any 2015 equity award to be made to Mr. Kim. The Compensation Committee does not intend to award any equity in general in 2015 to Drs. Kibarian or Michaels for the reasons mentioned above and discussed in more detail below with respect to Dr. Kibarian, in particular.   The amount of cash incentive bonuses earned by our NEOs in connection with performance under the PPCP for the 2014 performance period is set forth in the “Summary Compensation Table” below.

Annual Discretionary Incentive Bonuses

  When evaluating whether to pay discretionary incentive bonuses to any of the NEOs in 2014, the Compensation Committee reviewed the Company’s performance and each NEO’s performance for 2013 using factors such as leadership qualities, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value. No pre-established formula was followed by the Compensation Committee for determining whether and the extent to which any NEO would receive a discretionary incentive bonus for 2013 performance or otherwise in 2014. Specifically, with respect to 2013 performance, the Compensation Committee did not prospectively establish individual or Company-wide qualitative or quantitative performance measures or related target levels that were required to be achieved for the NEOs to receive a discretionary incentive bonus. When performing its review in 2014, the Compensation Committee considered the competitive market data provided by Radford described above as one of the factors influencing the amount of any discretionary incentive bonus to be awarded to each NEO.

Given the Company’s solid 2013 performance combined with positive individual performance by each NEO during 2013, including, in particular, Dr. Hartgring booking strategic new business in the year at improved margins and Mr. Walker’s stewardship that lead to strong non-GAAP earnings results, the Compensation Committee decided to award discretionary incentive bonuses in 2014 to Drs. Michaels and Hartgring and Mr. Walker in the amount of $27,188, $65,000 and $55,125, respectively. The Compensation Committee did not award any discretionary incentive bonus in 2014 to Mr. Kim as employment commenced in February 2014 or to Dr. Kibarian for the reasons mentioned above and discussed in more detail below.  The amount of discretionary cash incentive bonuses paid to our NEOs in 2014 is set forth in the “Summary Compensation Table” below.

Annual Discretionary Long-Term Equity Incentive Awards

In determining whether annual discretionary long-term equity incentive awards would be granted to our NEOs in 2014 and the size of any such equity incentive awards, the Compensation Committee considered a number of factors, including, but not limited to, the relative job scope of the executive officer, the value of his existing long-term equity incentive awards, the NEO’s individual, and the Company’s, performance history, prior contributions to the Company, the size of prior equity incentive awards, and the peer data as described above.  Based on some or all of these factors, the Compensation Committee determines in its discretion the total annual discretionary long-term equity incentive awards that it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

 Given the Company’s solid 2013 performance and based on the positive individual performance of Dr. Hartgring and Mr. Walker, in particular in connection with their positive effect on long-term Company business and prospects, in our annual refresh/merit equity award cycle in May 2014, the Compensation Committee awarded Dr. Hartgring and Mr. Walker annual discretionary long-term equity incentive awards of 7,500 restricted stock units each.  Despite positive individual performance in 2013, no discretionary long-term equity incentive awards were made in 2014 to either Drs. Kibarian or Michaels for the reasons mentioned above and discussed in more detail below with respect to Dr. Kibarian, in particular.  The Compensation Committee did not award any equity to Mr. Kim in connection with 2014 performance or the Company’s annual refresh/merit equity award cycle in May 2014 because in April 2014 Mr. Kim was granted an equity award in connection with the commencement of his service with the Company. The amount of, and the vesting schedules for, equity awards granted to our NEOs in 2014 are set forth below in the “Grants of Plan-Based Awards for Fiscal Year 2014” table below.

Compensation of Dr. Kibarian

Our Chief Executive Officer and President, Dr. Kibarian, is also a co-founder of the Company. As of April 2, 2015, Dr. Kibarian owned 8.0% of the Company’s common stock. Given his significant equity stake, Dr. Kibarian’s interests are strongly aligned with our other stockholders and, accordingly, he has a powerful incentive to manage the Company from the perspective of an owner. As such, Dr. Kibarian has requested that, instead of using the limited shares available for issuance under the Company’s stock plans to further increase his ownership interest, the Compensation Committee use such shares for awards to other employees of the Company, in the Compensation Committee’s sole discretion and judgment, to further the Company’s ability to provide appropriate incentives aimed at motivating and retaining such employees and the creation of further long-term stockholder value. As also stated above, Dr. Kibarian has generally requested that the Compensation Committee not use cash to increase his salary or award him discretionary bonuses but that it conserve cash for other purposes, including funding the business and compensating other employees. In accordance with his desire, Dr. Kibarian did not receive an increase to his base salary or a cash bonus for many years.   However, by 2012, this approach left Dr. Kibarian’s salary nearing the 25th percentile of the competitive market data. As a result and at the request of the Compensation Committee, Dr. Kibarian has agreed to modest salary increases each year beginning in May 2012, which are designed to better align his salary with the peer data. In recent years, Dr. Kibarian has received annual incentive bonuses under the PPCP and received a modest discretionary bonus for 2012 performance. The base salary and cash bonuses paid to Dr. Kibarian are set forth in the “Summary Compensation Table” below.

Severance and Change of Control Arrangements

 The Company’s 2011 Plan (as amended to date) provides that in the event of a change in control, outstanding awards shall be subject to the applicable agreement of merger or reorganization and that such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration.  Additionally, under the 2011 Plan (as amended to date), the administrator may determine, at the time of grant of an award or thereafter, that such award shall become vested and exercisable, in full or in part, in the event that the Company is party to a change in control and a 2011 Plan (as amended to date) participant is terminated within a set time following such change in control.

The employment agreement entered into between the Company and Mr. Walker, effective November 1, 2011, provides that if the Company undergoes a change of control after November 9, 2012, and, within the 12 months following the change of control, Mr. Walker’s employment is terminated without “Cause” or if he resigns for “Good Reason” (as such terms are defined in the employment agreement) then Mr. Walker would be entitled to the following benefits: (i) accelerated stock vesting such that Mr. Walker’s then outstanding stock options and restricted stock would immediately vest, and if applicable, become exercisable, as if Mr. Walker provided an additional 12 months of service to the Company; (ii) 12 months of his then current base salary; (iii) 100% of an amount equal to the annual target bonus paid to Mr. Walker for the year prior to the year in which his termination occurred; and, (iv) up to 12 months of COBRA premium payments.

 In addition, pursuant to Mr. Walker’s employment agreement, he is entitled to certain severance payments and benefits if the Company terminates his employment at any time without “Cause” or without being due to “Disability” (as such terms are defined in the employment agreement).  In this case, Mr. Walker would be entitled to the following benefits: (i) accelerated stock vesting such that Mr. Walker’s then outstanding stock options and restricted stock would immediately vest, and if applicable, become exercisable, as if Mr. Walker provided an additional 6 months of service, (ii) 6 months of his then current base salary, (iii) 50% of an amount equal to the annual target bonus paid to Mr. Walker for the year prior to the year in which his termination occurred, and (iv) up to 6 months of COBRA premium payments.

Additional details regarding the severance payments and benefits that would have been payable to Mr. Walker had he been terminated under each of the scenarios set forth above on December 31, 2014, are discussed in the section of this proxy statement titled “Potential Payments Upon Termination or Change-in-Control” below.

Share Ownership Guidelines

Each NEO is required to own shares of our common stock as follows:

●	Our CEO must own shares equal to six (6) times such executive’s annual base salary.

●	All NEOs other than our CEO must own shares equal to two (2) times such executive’s annual base salary.

NEOs appointed after October 6, 2011 (the date the guidelines were adopted by our Compensation Committee and Board) will have five years from the date of hire or appointment to attain such ownership levels. Our other NEOs will have five years from October 6, 2011, to attain such ownership levels.  For purposes of these guidelines, a NEO’s share ownership includes all shares of the Company’s common stock owned by such NEO outright or held in trust for such executive and his or her immediate family, but not a NEO’s unvested or unexercised equity (i.e. unvested restricted stock units or outstanding stock options). The value of the shares will be measured as the greater of the then current market price or the closing price of the Company’s common stock on the acquisition date.

Prohibition against Certain Equity Transactions

Our Insider Trading and Disclosure Policy prohibits our NEOs from engaging in “short” sales and hedging transactions which could reasonably cause them to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. Our NEOs are also prohibited from entering into hedging transactions if our compliance officer determines that such transaction would violate our Insider Trading and Disclosure Policy.

Other Considerations

In determining the NEOs’ compensation, the Compensation Committee also considers, among other factors, the possible income tax consequences to the Company and to the NEOs. However, to maintain maximum flexibility in designing an effective Named Executive Officers’ compensation program, the Compensation Committee retains the flexibility to design compensation plans and arrangements that may not be deductible for federal income tax purposes. For example, our Compensation Committee considers the provisions of Section 162(m) of the Code that restrict deductibility for federal income tax purposes of executive compensation paid to our chief executive officer and each of our three other most-highly-compensated executive officers holding office at the end of any year (other than our chief financial officer), to the extent such compensation exceeds $1 million for any of such executive officers in any year and does not qualify for an exception to such limitation. The members of our Compensation Committee qualify as outside directors for purposes of exempting executive compensation from the limits on deductibility under Section 162(m) as “performance-based compensation”. However, the Compensation Committee believes that our interests are best served in certain circumstances by providing compensation that does not qualify as performance-based compensation under Section 162(m) and, accordingly, has granted such compensation which may be subject to the $1 million annual limit on deductibility, including base salary, annual cash bonuses and stock options.

 In addition to Section 162(m), Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We have not agreed to pay any NEO a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards.  ASC Topic 718 ASC requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the grant date “fair value” of these awards.  This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.  ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

 The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained in this proxy statement, or the CD&A, with management.  Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2014.

April 13, 2015	THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC.: Joseph R. Bronson, Chair Lucio Lanza R. Stephen Heinrichs

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934 and, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors currently consists of Joseph R. Bronson (Chair), Lucio Lanza and R. Stephen Heinrichs.  No member of the Compensation Committee of the Company is, or has been, an officer of the Company, and no executive officer of the Company, has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

The following table presents the compensation paid to and earned by our Named Executive Officers in the three years ended December 31, 2014.

Name & Principal Position	Year	Salary ($)	Bonus($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non Equity Incentive Plan Compensation	All Other Compensation ($)(2)	Total ($)
John K. Kibarian	2014	361,667	—	—	—	68,906(3)	144	430,717
Chief Executive	2013	333,333	65,000(4)	—	—	85,313(5)	144	483,790
Officer, President and Director	2012	283,333	—	—	—	65,000(6)	216	348,549

Gregory C. Walker	2014	315,000	55,125(7)	246,510		55,125(3)	144	671,904
Chief Financial	2013	315,000	110,250(4)	258,680	—	71,663(5)	144	755,737
Officer, Vice President, Finance	2012	286,932	83,333(8)	—	—	110,250(6)	216	480,731

Cornelis (Cees) Hartgring	2014	260,000	65,000(7)	246,510	—	65,000(3)	144	636,654
Vice President, Client	2013	260,000	195,000(4)	258,680	—	84,500(5)	144	798,324
Services and Sales	2012	253,333	50,000(9)	87,900	128,154	65,000 (6)	216	584,603

Kimon W. Michaels	2014	290,000	27,188(7)	—	—	54,375(3)	144	371,707
Vice President,	2013	280,000	65,000(4)	—	—	70,688(5)	144	415,832
Products and Solutions and Director	2012	243,333	17,000(9)	—	—	65,000 (6)	216	325,549

KwangHyun (KH) Kim	2014	225,000	—	283,950	—	64,131(3)	—	573,082
Vice President, Business Development
PDF Solutions Semiconductor Technology, Korea Limited (10)

(1)

The amounts reported in these columns reflect the aggregate grant date fair value for financial statement reporting purposes for stock options and restricted stock unit awards granted in that fiscal year as determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not represent the actual economic value that may be realized by the Named Executive Officers. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to the Note to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K  for the fiscal year in which the award was granted titled “Stockholder’s Equity.”

(2)

Unless indicated otherwise, the amounts reported represent the dollar value of premiums for term life insurance paid by us on behalf of each Named Executive Officer during the fiscal years ended December 31, 2012, 2013 and 2014.  There is no cash surrender value under these life insurance policies.

(3)	This amount represents the annual incentive bonus related to 2014 performance awarded in February 2015.
(4)	This amount represents the discretionary bonus related to 2012 performance paid in March 2013.
(5)	This amount represents the annual incentive bonus related to 2013 performance awarded in February 2014.
(6)	This amount represents the annual incentive bonus related to 2012 performance awarded in March 2013.
(7)	This amount represents the discretionary bonus related to 2013 performance paid in February 2014.
(8)	This amount represents the guaranteed bonus paid to Mr. Walker in equal installments with regular payroll from January 15, 2012 through October 30, 2012, per the terms of his employment.
(9)	This amount represents the discretionary bonus related to 2011 performance paid in April 2012.
(10)	Mr. Kim joined the Company in April 2014.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2014

The following table presents information with respect to each award of plan-based compensation to each Named Executive Officer made during the fiscal year ended December 31, 2014, including (a) annual cash incentive awards under the PPCP, (b) awards of stock options to purchase Common Stock and (c) awards of restricted stock units.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant date	Threshold ($)	Unit ($) (1)	Maximum ($) (1)	Units (#)	Options (#)	($/Sh)	Awards (2)
John K. Kibarian	—	41,344	103,359	137,873	—	—	—	—

Gregory C. Walker	6/1/2014	33,075	82,688	110,250	12,375(3)	—	—	246,510

Cornelis (Cees) Hartgring	6/1/2014	39,000	97,500	130,000	12,375(3)	—	—	246,510

Kimon Michaels	—	32,625	81,563	108,750	—	—	—	—

KwangHyun (KH)Kim	5/1/2014	38,479	96,197	128,262	15,000(4)	—	—	283,950

(1)

Amounts in these columns represent the threshold, target and maximum payout amounts that our Named Executive Officers could earn under the PPCP with respect to performance during the fiscal year ended December 31, 2014. In February 2014, the Compensation Committee set the pay-for-performance component of our executive compensation program as it applied to 2014 by establishing the 2014 calendar year as a performance period under the PPCP, establishing specific revenue and non-GAAP profitability goals for the 2014 calendar period, and determining the threshold, target and maximum cash incentive opportunities of each Named Executive Officer for 2014 performance. Set forth below are the specific goals established under the PPCP for the 2014 calendar year and the relationship to each NEO’s cash incentive bonus opportunity for 2014:

	2014 Company Goals (A)(B)
	Threshold (30% payout)		Target (75% Payout)		Maximum (100% Payout)
Name	Revenue: ≥ 5.47%	EBITDAR: >25%	Revenue: ≥8.42%	EBITDAR: >32.5%	Revenue: ≥12.378%	EBITDAR: >42.5%
John K. Kibarian	$20,672	$20,672	$51,680	$51,680	$68,906	$68,906
Gregory C. Walker	$16,538	$16,538	$41,344	$41,344	$55,125	$55,125
Cornelis (Cees) Hartgring	$19,500	$19,500	$48,750	$48,750	$65,000	$65,000
Kimon W. Michaels	$16,313	$16,313	$40,781	$40,781	$54,375	$54,375
KwangHyun (KH) Kim	$19,239	$19,239	$48,098	$48,098	$64,131	$64,131

A.	Revenue Growth (year-over-year) and EBITDAR profitability (as a percentage of total revenues).
B.

EBITDAR means the Company’s non-GAAP, pre-tax net income, excluding stock-based compensation, depreciation, amortization of acquired intangibles and restructuring charges. For fiscal year 2014, we reported revenues of $100,163,000 and GAAP net income of $18,462,000 and calculated EBITDAR of $40,496,000.  EBITDAR is calculated as GAAP net income of $18,462,000 adjusted by $8,547,000 of stock-based compensation, $31,000 of amortization of acquired intangibles, $57,000 of restructuring charges, $2,010,000 of depreciation expense and $9,497,000 of income tax expense.

(2)

The amounts in this column reflects the aggregate grant date fair value for financial statement reporting purposes for stock options and restricted stock units granted during the fiscal year ended December 31, 2014, as determined in accordance with the FASB ASC Topic 718.

(3)

Consists of (i) 7,500 shares of merit based restricted stock units, 12.5% of which vested on December 1, 2014, and 12.5% of which will vest every six months thereafter until fully vested, and (ii) 4,875 shares of performance based restricted stock units, 25% of which vested on June 1, 2014, and 25% of which will vest every 12 months thereafter until fully vested.

(4)	Consists of 15,000 shares of restricted stock units, which were 100% vested on February 1, 2015.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2014

The following table presents the outstanding equity awards of each of our Named Executive Officers as of December 31, 2014.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
John K. Kibarian	—	—	—	—	—	—	—

Gregory C. Walker	11/16/2011	131,250	41,250(1)	6.09	11/15/2021	—	—
	05/28/2013	—	—	—	—	3,478(2)	51,683
	05/28/2013	—	—	—	—	4,349(3)	64,626
	06/01/2014	—	—	—	—	3,656(4)	54,328
	06/01/2014	—	—	—	—	6,563(5)	97,526

Cornelis(Cees) Hartgring	11/07/2007	80,000	—	8.92	11/06/2017	—	—
	10/29/2009	1,459	—	3.62	10/28/2019	—	—
	05/27/2011	18,140	2,110(6)	6.21	05/26/2021	—	—
	05/22/2012	12,916	7,084(7)	8.79	05/21/2022	—	—
	05/22/2012	7,500	2,500(8)	8.79	05/21/2022	—	—
	05/27/2011	—	—	—	—	844(9)	12,542
	05/22/2012	—	—	—	—	2,501(10)	37,165
	05/22/2012	—	—	—	—	834(8)	12,393
	05/28/2013	—	—	—	—	3,478(2)	51,683
	05/28/2013	—	—	—	—	4,349(3)	64,626
	06/01/2014	—	—	—	—	3,656(4)	54,328
	06/01/2014	—	—	—	—	6,563(5)	97,526

Kimon W. Michaels	—	—	—	—	—	—	—

KwangHyun (KH)Kim	05/01/2014	—	—	—	—	15,000(11)	222,900

(1)

25% of the total shares subject to the original option vested on the first anniversary of the grant and 1/48th of the total shares subject to the original option vested and will vest on the grant date day of each month thereafter until fully vested.

(2)	25% of the total original award vested on May 28, 2013, and will vest every twelve months thereafter until fully vested.
(3)	12.5% of the total original award vested on November 1, 2013, and will vest every six months thereafter until fully vested.
(4)	25% of the total original award vested on June 1, 2014, and will vest every twelve months thereafter until fully vested.
(5)	12.5% of the total original award vested on December 1, 2014, and will vest every six months thereafter until fully vested.
(6)	1/48th of the total original awards vested on June 27, 2011, and vested or will vest every month thereafter until fully vested.
(7)	1/48th of the total original awards vested on June 22, 2012, and vested or will vest every month thereafter until fully vested.
(8)	25% of the total original award vested on May 22, 2012, and vested or will vest every twelve months thereafter until fully vested.
(9)	12.5% of the total original award vested on November 27, 2011, and vested or will vest every six months thereafter until fully vested.
(10)	12.5% of the total original award vested on November 22, 2012, and vested or will vest every six months thereafter until fully vested.
(11)	100% of the total original award vested on February 1, 2015.

STOCK VESTED IN FISCAL YEAR 2014

The following table presents the restricted stock units held by our Named Executive Officers that vested in 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
John K. Kibarian	—	—
Gregory C. Walker	5,635	98,809
Cornelis (Cees) Hartgring	9,822	170,468
Kimon W. Michaels	—	—
KwangHyuan (KH) Kim	—	—

(1)

The values of the vested awards were determined based on the number of shares that vested multiplied by the per share closing sale price on the NASDAQ Global Market reported for the applicable vesting date.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for the Named Executive Officers during 2014.

Non-qualified Deferred Compensation

We did not maintain any non-qualified defined contribution or other deferred compensation plans or arrangements for the Named Executive Officers during 2014.

Potential Payments Upon Termination or Change-in-Control

Potential Payments Upon Termination of Employment

Except as described below for Mr. Walker, we have not entered into agreements with our NEOs that provide for severance or other special benefits upon any termination of our NEOs’ employment.

Pursuant to the employment agreement with Mr. Walker, in the event the Company terminates Mr. Walker’s employment at any time without “Cause” or “Disability” (as such terms are defined in the employment agreement), then subject to meeting certain criteria, he will be entitled to all of the following:

●

vesting acceleration of his then outstanding and unvested stock options and restricted stock as if he had provided continuous service to the Company for an additional 6 months after his separation date;

●	6 months of his then-current annual base salary, paid in accordance with the Company’s standard payroll procedures over a 6-month period;

●	a payment equal to 50% of the annual target bonus paid for the immediately preceding performance period; and,

●

the Company’s payment of the premiums for COBRA coverage from the last date on which he receives health care coverage as a Company employee until the earlier of: (1) the date that is 6 months following the separation date; or (2) the date Mr. Walker becomes covered under another employer’s health coverage plan.

 The following table presents the estimated value and payments that Mr. Walker would have received had his employment terminated without Cause or Disability on the last business day of fiscal year 2014 (i.e. December 31, 2014).

Executive Benefits and Payments upon Termination of Employment	Value of the Hypothetical Benefit and Payment Amount (termination at any time without cause or disability) ($)
Vesting acceleration of outstanding and unvested stock options	197,325	(1)
Vesting acceleration of outstanding and unvested restricted stock units	48,834
Base salary	157,500
A percentage of target bonus	110,250	(2)
Premiums for COBRA coverage	4,748
Total	518,656

(1)

The value of stock option acceleration was determined by multiplying the number of unvested shares subject to the stock options as of December 31, 2014 that would accelerate upon termination by the closing market price of the Company’s common stock on December 31, 2014 ($14.86 per share), less the aggregate exercise price for such unvested shares.

(2)	Amount is calculated based on the maximum potential annual incentive target bonus, which was 70% of Mr. Walker’s base salary.

Potential Payments Upon Change-in-Control

Pursuant to the employment agreement with Mr. Walker, if the Company undergoes a “Change in Control” anytime after November 9, 2012, which was the 1 year anniversary of his start date, and at any time over the next 12 months following such Change of Control, his employment is terminated without “Cause” or he resigns with “Good Reason” (as such terms are defined in the employment agreement) and, provided Mr. Walker’s termination or resignation is a “separation from service” within the meaning of Internal Revenue Code Section 409A, then he will be entitled to all of the following:

●

vesting acceleration of his then outstanding and unvested stock options and restricted stock as if he had provided continuous service to the Company for an additional 12 months after his separation date;

●	12 months of then-current annual base salary, paid in accordance with the Company’s standard payroll procedures over a 12-month period;

●	a payment equal to 100% of the annual target bonus paid for the immediately preceding performance period; and

●

the Company’s payment of the premiums for COBRA coverage from the last date on which he receives health care coverage as a Company employee until the earlier of: (1) the date that is 12 months following the separation date; or (2) the date Mr. Walker becomes covered under another employer’s health coverage plan.

The following table presents the estimated value and payments that Mr. Walker would have received had his employment terminated without Cause or he resigned for Good Reason on the last business day of fiscal year 2014 (i.e. December 31, 2014) and a Change of Control had occurred within the twelve months prior.

Executive Benefits and Payments upon Termination of Employment	Value of the Hypothetical Benefit and Payment Amount (change of control) ($)
Vesting acceleration of outstanding and unvested stock options	361,763	(1)
Vesting acceleration of outstanding and unvested restricted stock units	97,667
Base salary	315,000
A percentage of target bonus	220,500	(2)
Premiums for COBRA coverage	9,495
Total	1,004,425

(1)

The value of stock option acceleration was determined by multiplying the number of unvested shares subject to the stock options as of December 31, 2014 that would accelerate upon termination by the closing market price of the Company’s common stock on December 31, 2014 ($14.86 per share), less the aggregate exercise price for such unvested shares.

(2)	Amount is calculated based on the maximum potential annual incentive target bonus, which was 70% of Mr. Walker’s base salary.

The Company’s 2011 Plan (as amended) provides that in the event of a change in control, outstanding awards shall be subject to the applicable agreement of merger or reorganization and that such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration. Additionally, under the 2011 Plan (as amended), the administrator may determine, at the time of grant of an award or thereafter, that such award shall become vested and exercisable, in full or in part, in the event that the Company is party to a change in control and a 2011 Plan participant is terminated in connection with or within a set time following such change in control.

The following table presents the estimated value that our Named Executive Officers would have realized in the hypothetical event a change in control of the Company had occurred on the last business day of 2014 (i.e. December 31, 2014) and the vesting of the outstanding stock options and restricted stock units held by them was accelerated in connection with such event.

Name	Value of Accelerated Rights ($)
John K. Kibarian	—
Gregory C. Walker	459,430	(1)
Cornelis (Cees) Hartgring	408,830	(2)(3)
Kimon W. Michaels	—
KwangHyun (KH) Kim	—

(1)

This represents the value of accelerated stock options. The value was determined by multiplying the number of unvested shares subject to the stock options as of December 31, 2014 by the closing market price of the Company’s common stock on December 31, 2014 ($14.86 per share), less the aggregate exercise price for such unvested shares.

(2)

$330,264 of this represents the value of accelerated stock units. The value was determined by multiplying the number of unvested shares subject to the restricted stock unit award as of December 31, 2014 by the closing market price of the Company’s common stock on December 31, 2014 ($14.86per share).

(3)

$78,566 of this represents the value of the accelerated stock options. The value was calculated based on Black-Scholes methodology using the closing price on December 31, 2014 ($14.86 per share), volatility 78.45%, risk free rate of return 1.52%, no dividends and expected term of 0.25 years.

DIRECTOR COMPENSATION

Directors who are also employees of the Company are not compensated for serving on our Board of Directors.  Information regarding the compensation otherwise received by our directors, who are also executive officers, is provided above.  The Compensation Committee of the Board reviews director compensation periodically and recommends changes to the Board, when it deems them appropriate.  The following table describes the cash and equity components of director compensation program in effect for fiscal year 2014:

Compensation Element	Amount
Annual cash retainer	$36,000 for each non-employee director (1)

Annual equity award	Option to purchase 11,250 shares and 3,750 restricted stock units for each non-employee director (2) (3)

Additional annual cash retainer and equity award for Chairman of the Board	$30,000 plus an option to purchase 15,000 shares and 5,000 restricted stock units (1)(2)(3)

Additional annual cash retainer for Audit and Corporate Governance Committee	$12,000 (chair); $6,000 (member) (1)

Additional annual cash retainer for Compensation Committee	$10,000 (chair); $4,000 (member) (1)

Additional annual cash retainer for Nominating Committee	$5,000 (chair); $2,000 (member) (1)

Additional cash fees for Strategic Committee meetings	$1,000 per in-person meeting and $500 for telephone participation

New Director equity award (one-time)	Option to purchase shares and/or restricted stock units valued (as of date of award) at $160,000 (3) (4)

(1)	All cash retainers are paid in four equal quarterly installments at the beginning of each calendar quarter.
(2)

These stock options and restricted stock units are targeted to be awarded on or around May 15th of each year. 50% of each such annual equity award was subject to the achievement of 2013 performance goals, as further described in the “Performance-Based Awards” section that follows this table. If, however, the annual grant amounts to non-employee directors set forth in the table would exceed 8% of total annual refresh/merit equity awards granted to employees and consultants (including grants to NEOs), then all non-employee director grants shall be adjusted down to comply with this limitation as further described in the section following this table titled “Allocation of Awards Between Employees and Directors.” Options vest with respect to 1/4th of the total shares subject to the option on the grant date and 1/48th of the total shares monthly after the grant date until fully vested. Restricted stock units vest with respect to 1/4th of the total shares on the grant date and 1/4th of the total shares subject to such award every anniversary of the grant date thereafter until fully vested.

(3)

The Board, in its sole discretion,  may award either stock options,  restricted stock units or any combination thereof as long as the total number of shares subject to such awards each year is equal to the total number of shares set forth herein, using a ratio of options to restricted stock units of 3 to 1.

(4)

These stock option and/or restricted stock unit awards are awarded at the time a new director is appointed or elected to the Board. Stock options, if any, will vest with respect to 1/48th of the total shares subject to the option on the grant date and each month thereafter until fully vested, and a restricted stock unit award, if granted, will vest with respect to 1/8th of the total shares subject to such award every 6 months after the grant date until fully vested.

Performance-Based Awards

50% of each director’s annual equity opportunity is subject to the achievement of the goals established for the PPCP (the remaining 50% of each director’s annual equity opportunity is not subject to performance conditions). The revenue and profitability goals applicable to each director’s performance-based equity awards for 2014 are as follows:

Percent of		2013 Company Goals
2014 Performance- Based Equity Award	Measure	Threshold (30% payout)	Target (75% Payout)	Maximum (100% Payout)
50%	Revenue Growth (year-over-year)	≥ 12% (≥$100M in 2013)	≥15% (≥$103M in 2013)	≥18% (≥$106M in 2013)
50%	EBITDAR Profitability(1)	>20% of revenue	>30% of revenue	>38% of revenue

(1)

EBITDAR means the Company’s non-GAAP, pre-tax net income, excluding stock-based compensation, depreciation, amortization of acquired intangibles and restructuring charges. For fiscal year 2013, we reported revenues of $101,453,000 and GAAP net income of $20,929,000 and calculated EBITDAR of $39,658,000.  EBITDAR is calculated as GAAP net income of $20,929,000 adjusted by $6,693,000 of stock-based compensation, $74,000 of amortization of acquired intangibles, $197,000 of restructuring charges, $1,385,000 of depreciation expense and 10,380,000 of income tax expense.

In February 2014, the Compensation Committee reviewed the Company’s 2013 performance against the specific goals described above.  The Company’s performance met the “threshold” revenue goal, with year-over-year revenue growth equal to 13.3%, and the “maximum” EBITDAR goal, with a 2013 EBITDAR of 39.1%.

In May 2014, the Compensation Committee clarified that the above annual awards are only available to continuing directors as of the award date, which directors served as directors at the end of the performance period under review. In other words, new directors are not eligible for the annual award. At the same time, and based on the above, Messrs. Lanza and Heinrichs were awarded 14,438 and 6,188 restricted stock units, respectively. Since the annual performance-based awards are granted based on performance against the goals for the prior year, they are 25% vested upon issuance.  The remaining 75% of the annual performance-based awards are subject to further service-based vesting such that (a) options will vest 1/48th of the total shares subject to such option monthly after the grant date for the following 3 years; and, (b) restricted stock units will vest in equal installments on each annual anniversary of the grant date for the following 3 years. The aggregate grant date fair value of these equity awards are set forth in the “Director Compensation” table below.

Share Ownership Guidelines

Each non-employee director is required to own shares of our common stock having value equal to at least three times the non-employee director’s regular cash Board retainer. Non-employee directors will have five years from the date of election or appointment to attain such ownership levels (or from May 27, 2011 (the date of adoption of the program) for the current non-employee directors). For purposes of these guidelines, a non-employee director’s share ownership includes all shares of the Company’s common stock owned by such non-employee director outright or held in trust for the non-employee director and his or her immediate family, but not a non-employee director’s unvested or unexercised equity (i.e. unvested restricted stock or stock unit awards or outstanding stock options). The value of shares shall be measured as the greater of the then current market price or the closing price of the Company’s common stock on the acquisition date.

Allocation of Awards Between Employees and Directors

Total options and restricted stock or stock unit awards grants to non-employee directors shall not exceed 8% of the total annual refresh/merit equity awards granted to employees and consultants (including grants to Named Executive Officers). If the above grants to the non-employee directors set forth in the director compensation program would otherwise exceed such limit, then all non-employee director grants shall automatically be adjusted down by an equal percentage to comply with this limitation.

Our non-employee directors received the following compensation during the fiscal year ended December 31, 2014:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($) (2)	Total ($)
Thomas Caulfield, DES	27,000	—	—	27,000
R. Stephen Heinrichs	54,000	123,265	—	177,265
Albert Y.C. Yu, Ph.D	22,500	—	—	22,500
Lucio Lanza	77,365	287,605	—	364,970
Joseph R. Bronson	32,192	162,109	—	194,301

(1)

The amounts reported in this column reflect the aggregate grant date fair value for financial statement reporting purposes for the restricted stock units granted in 2014 as determined in accordance with the FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not represent the actual value that may be realized by our non-employee directors. For information on the assumptions used in valuing these restricted stock units, refer to the Note to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for 2014 titled “Stockholder’s Equity.” The outstanding and unvested restricted stock units held by each non-employee director at the end of 2014 were: Mr. Heinrichs (9,265); Mr. Lanza (21,620); and Mr. Bronson (7,121).

(2)	The numbers of outstanding stock options held by each non-employee director at the end of 2014 were: Mr. Heinrichs (205,445) and Mr. Lanza (332,500).

We entered into acceleration agreements (each, an “Acceleration Agreement”) with each of Messrs. Lanza and Heinrichs on November 17, 2005, and with Mr. Bronson on May 27, 2014. Pursuant to each Acceleration Agreement all of the stock options to purchase shares of the Company’s common stock that have been granted or will be granted to each of the aforementioned directors will become vested and exercisable in full in the event of a change in control of the Company. Each of the acceleration agreements will generally remain in effect until terminated by the Company or, if earlier, the date a director ceases to provide services to the Company.

On May 12, 2014, in connection with Dr. Caulfield’s resignation from the Board, the Board approved the acceleration of all outstanding, unvested equity awards that were previously awarded to Dr. Caulfield, totaling of 14,438 shares, 6,563 of which were pursuant to stock options and 7,875 were restricted stock units. On April 22, 2014, upon expiration of the current term and in connection with Dr. Yu’s retirement from our Board, the Board approved acceleration of all outstanding, unvested equity awards of our stock that were previously awarded to Dr. Yu, totaling of 12,563 shares of common stock, 5,626 of which were pursuant to stock options and 6,937 were restricted stock units.

OTHER MATTERS

The Board knows of no other business that will be presented to the Annual Meeting.  If any other business is properly brought before the Annual Meeting, the enclosed proxy will be voted in respect thereof as the proxy holders deem advisable.

It is important that the enclosed proxies be returned promptly and that your shares are represented at the Annual Meeting.  Stockholders are urged to mark, date, execute and promptly return the enclosed proxy card in the enclosed envelope or access the proxy materials online, indicate your choices and submit them on the Internet.

By Order of the Board of Directors,

/s/ Peter Cohn
PETER COHN

Secretary

San Jose, California

April 13, 2015

PDF SOLUTIONS®

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 10:00 a.m. Pacific Time, May 26, 2015.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/PDFS**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold
01 - Lucio Lanza	☐	☐
02 - Kimon W. Michaels	☐	☐

4. And, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

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B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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